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                                                                    EXHIBIT 99.1

ASCHE TRANSPORTATION SERVICES, INC. FILES FOR BANKRUPTCY

December 22, 2000
SHANNON, Ill., December 22/PRNewswire/ -- Asche Transportation Services, Inc. (formerly ASHE Nasdaq) announced today that it filed for protection under Chapter 7 of the Bankruptcy Code. Along with the parent company filing, Asche Transfer, Inc. of Shannon, Illinois and AG Carriers, Inc. of Tavares, Florida, wholly owned subsidiaries, also filed Chapter 7 petitions.

The operating subsidiaries, Asche Transfer, Inc. and AG Carriers, Inc., operated long-haul temperature controlled trucking businesses. A number of factors contributed to the Chapter 7 filings, including the economic slowdown, driver shortages, higher fuel prices, increased insurance rates and higher interest rates. Efforts to restructure the businesses, which included attempts to sell the businesses, restructure the debt or obtain additional equity capital, were unsuccessful.

Specialty Transportation Services, Inc. (STS), a waste hauling company affiliated with Asche Transportation Services, Inc., will not be affected by the Chapter 7 filings since approximately 76% of STS is owned directly by a private institutional investor.

Source:  Asche Transportation Services, Inc.
CONTACT: Gary Goldberg of Asche Transportation Services, Inc.